UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2015

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35462 (Commission File Number)	26-4532998 (IRS Employer Identification No.)

8500 Governor's Hill Drive Symmes Township, Ohio 45249 (Address of principal executive offices, including zip code)

(513) 900-5250 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2015, Daniel T. Poston resigned from the Company’s board of directors. Mr. Poston was one of the two Class B Directors of the Company. There were no disagreements between the Company and Mr. Poston that led to his decision to resign.
On September 4, 2015, Lars C. Anderson, Executive Vice President and Chief Operating Officer of Fifth Third Bancorp ("Fifth Third") was elected to the Company’s board of directors. Mr. Anderson was elected to fill the Class B vacancy resulting from Mr. Poston’s resignation by the Company’s remaining Class B director pursuant to the Company’s Amended and Restated Certificate of Incorporation. Mr. Anderson will hold office for the remainder of Mr. Poston’s term, which expires at the Company’s 2017 annual meeting of stockholders.
The Class B directors serve on our board of directors pursuant to our Amended and Restated Certificate of Incorporation, which grants the right to Fifth Third to elect a number of the Company’s directors equal to the percentage of the voting power of all of the Company’s outstanding common stock represented by the Class B common stock held by Fifth Third but not exceeding 18.5% of the board of directors.
The Company previously disclosed the information required by Item 404(a) of Regulation S-K regarding its relationships with Fifth Third in its most recent proxy statement under the caption “Related Person Transactions.” Such information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: September 4, 2015	By:	/S/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal Officer and Secretary

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